UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 8, 2011 (July 7, 2011)

HERTZ GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

001-33139 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	20-3530539 (I.R.S. Employer Identification Number)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           In August 2006, Hertz Europe Limited, an indirect wholly owned subsidiary of Hertz Global Holdings, Inc. (“Hertz”), that employs Michel Taride as President, entered into an agreement (the “2006 Agreement”) with Mr. Taride regarding the provision of living accommodations for Mr. Taride and his family. Pursuant to this agreement, Hertz Europe Limited purchased a property in London for a purchase price of £2.3 million.  The agreement provides that the property will be made available to Mr. Taride and his family rent-free through June 2011.

On July 7, 2011, Hertz Europe Limited entered into an agreement (the “2011 Agreement”) with Mr. Taride regarding the provision of living accommodations for Mr. Taride and his family beyond June 2011.  Pursuant to the 2011 Agreement, Mr. Taride and his family will continue to have access to the same house as under the 2006 Agreement through June 2015, however, Mr. Taride will be responsible for a portion of the £130,000 ($201,500) annual market based rent as follows:

•                  10% from July 2011 through June 2012

•                  30% from July 2012 through June 2013

•                  50% from July 2013 through June 2014

•                  70% from July 2014 through June 2015

In addition, through June 2015, Mr. Taride has the option to purchase the property from Hertz Europe Limited at its then appraised fair market value, minus one-third of any increase/decrease in its value from its current fair market value of £3.5 million ($5.4 million).

The foregoing summary description of the 2011 Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1	Living accommodation and optional purchase agreement, dated as of July 7, 2011, by and between Michel Taride and Hertz Europe Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

Date: July 8, 2011	By:	/s/ Jeffrey Zimmerman
	Name:	Jeffrey Zimmerman
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Living accommodation and optional purchase agreement, dated as of July 7, 2011, by and between Michel Taride and Hertz Europe Ltd.